Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces March 31, 2021 Financial Results and Declares Second Quarter 2021 Dividend of $0.34 per Share

BOSTON – May 5, 2021 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced its financial results for the first quarter ended March 31, 2021, and that its Board of Directors has declared a dividend of $0.34 per share for the second quarter of 2021.

“We delivered strong first quarter earnings results driven by higher interest income, improved credit metrics and net gains across our diversified portfolio,” said Michael Ewald, Chief Executive Officer of BCSF. “We also strengthened the Company’s balance sheet by further diversifying our liability structure and demonstrated meaningful de-leveraging to better position BCSF to capitalize on new investment opportunities in an attractive environment, while remaining disciplined in our credit approach.”

QUARTERLY HIGHLIGHTS

•	Net investment income per share was $0.34, as compared to $0.34 for the quarter ended December 31, 2020;

•	Net income per share was $0.49, as compared to $0.61 for the quarter ended December 31, 2020;

•	Net asset value per share as of March 31, 2021 was $16.69, as compared to $16.54 as of December 31, 2020;

•	Gross and net investment fundings were $383.9 million and $(165.5) million, respectively. Ending debt-to-equity (net of cash) ratio was 1.15x, as compared to 1.30x as of December 31, 2020;

•	The investment portfolio yield at amortized cost was 7.6%, up from 7.3% as of December 31, 2020(1);

•	No investments were on non-accrual status as of March 31, 2021;

•	In February 2021, the Company formed the International Senior Loan Program, LLC (“ISLP”), a joint venture focused on investing in middle market direct lending opportunities across Europe and Australia. The Company contributed senior secured debt investments at fair value of $317.1 million in exchange for an ownership stake in the joint venture;

•	Moody’s Investors Service assigned the Company with an investment grade rating of Baa3 and Stable outlook;

•	On March 10, 2021, the Company closed an offering of $300.0 million aggregate principal amount of 2.95% unsecured notes due 2026. The net proceeds of the offering were primarily used to pay down debt under the Company’s revolving credit facilities; and

•	Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.34 per share for the second quarter of 2021 payable to stockholders of record as of June 30, 2021(2).

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q1 2021	Q4 2020
Net investment income per share	$0.34	$0.34
Net investment income	$22.2	$21.9
Earnings per share	$0.49	$0.61
Dividends per share declared and payable	$0.34	$0.34

($ in millions, unless otherwise noted)	As of March 31, 2021	As of December 31, 2020
Total fair value of investments	$2,335.7	$2,484.5
Total assets	$2,491.3	$2,603.5
Total net assets	$1,077.8	$1,068.0
Net asset value per share	$16.69	$16.54

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended March 31, 2021, the Company invested $383.9 million in 26 portfolio companies, including $143.8 million in five new companies, $132.0 million to ISLP and $107.9 million in 20 existing companies. The Company had $549.4 million of principal repayments and sales in the quarter, including $320.5 million of investments that were contributed to ISLP. On a net basis, our investments in the quarter totaled $(165.5) million.

Investment Activity for the Quarter Ended March 31, 2021:

($ in millions)	Q1 2021	Q4 2020
Investment Fundings	$383.9	$172.6
Sales and Repayments	$549.4	$188.1
Net Investment Activity	$(165.5)	$(15.5)

As of March 31, 2021, the Company’s investment portfolio had a fair value of $2,335.7 million, comprised of investments in 101 portfolio companies operating across 29 different industries.

Investment Portfolio at Fair Value as of March 31, 2021:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loans	$1,915.7	82.0%
Second Lien Senior Secured Loans	124.3	5.3
Equity Interest	123.7	5.3
Preferred Equity	43.0	1.8
Warrants	0.0	0.0
Investment Vehicles	129.0	5.6
Subordinated Note in ISLP	97.4	4.2
Equity Interest in ISLP	31.6	1.4
Total	$2,335.7	100.0%

As of March 31, 2021, the weighted average yield on the investment portfolio at amortized cost and fair value were 7.6% and 7.8%, respectively, as compared to 7.3% and 7.5%, respectively, as of December 31, 2020.(1) 99.1% of the Company’s debt investments at fair value were in floating rate securities.

As of March 31, 2021, no investments were on non-accrual status.

As of March 31, 2021, ISLP’s investment portfolio had an aggregate fair value of $319.6 million, comprised of investments in 18 portfolio companies operating across 10 different industries. The investment portfolio on a fair value basis was comprised of 86.8% first lien senior secured loans and 13.2% second lien senior secured loans. 100% of ISLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended March 31, 2021 and December 31, 2020, total investment income was $49.8 million and $48.3 million, respectively. The increase in investment income was primarily due to an increase in prepayment related income and other income.

Total expenses (before taxes), net of fee waivers for the three months ended March 31, 2021 and December 31, 2020 were $27.7 million and $26.2 million, respectively. The increase was primarily driven by an increase in incentive fees, partially offset by lower interest and debt financing expenses.

Net investment income for the three months ended March 31, 2021 and December 31, 2020 was $22.2 million or $0.34 per share and $21.9 million or $0.34 per share, respectively.

During the three months ended March 31, 2021, the Company had net realized and unrealized gains of $9.6 million.

Net increase in net assets resulting from operations for the three months ended March 31, 2021 was $31.8 million, or $0.49 per share.

CAPITAL AND LIQUIDITY

As of March 31, 2021, the Company had total principal debt outstanding of $1,354.2 million, including $139.8 million outstanding in the Company’s credit facility with JPMorgan Chase Bank, National Association (the “JPM Credit Facility”), $365.7 million outstanding of the notes issued through BCC Middle Market CLO 2018-1 LLC, $398.8 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $150.0 million outstanding in the Company’s senior unsecured notes due 2023 and $300.0 million outstanding in the Company’s senior unsecured notes due 2026. During the quarter, the Company extinguished its credit facility with Goldman Sachs Bank USA.

For the three months ended March 31, 2021, the weighted average interest rate on debt outstanding was 3.2%, as compared to 3.2% for the three months ended December 31, 2020.

As of March 31, 2021, the Company had cash and cash equivalents (including foreign cash) of $37.7 million, $310.2 million of capacity under its JPM Credit Facility and $50.0 million in the Revolving Advisor Loan. As of March 31, 2021, the Company had $216.8 million of undrawn investment commitments.

As of March 31, 2021, the Company’s debt-to-equity and debt-to-equity (net of cash) ratios were 1.26x and 1.15x, respectively, as compared to 1.37x and 1.30x, respectively, as of December 31, 2020.

As of March 31, 2021, the Company was in compliance with all terms under its secured credit facilities.

Endnotes

(1)	The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost. The weighted average yield does not represent the total return to our stockholders.

(2)	The second quarter dividend is payable on July 30, 2021 to holders of record as of June 30, 2021.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on May 6, 2021. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-877-300-8521

•	International: 1-412-317-6026

•	Conference ID: 10154364

All participants will need to reference “Bain Capital Specialty Finance - First Quarter Ended March 31, 2021 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through May 13, 2021 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921

•	International: 1-412-317-6671

•	Conference ID: 10154364#

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $2,003,536 and $2,281,809, respectively)	$1,979,964	$2,261,461
Non-controlled/affiliate investment (amortized cost of $95,974 and $93,089, respectively)	95,428	92,915
Controlled affiliate investment (amortized cost of $278,713 and $147,841, respectively)	260,347	130,112
Cash and cash equivalents	36,248	53,704
Foreign cash (cost of $984 and $976, respectively)	1,413	972
Restricted cash and cash equivalents	76,730	27,026
Collateral on forward currency exchange contracts	3,352	4,934
Deferred financing costs	994	3,131
Interest receivable on investments	15,112	15,720
Receivable for sales and paydowns of investments	10,993	5,928
Unrealized appreciation on forward currency exchange contracts	907	-
Dividend receivable	9,857	7,589
Total Assets	$2,491,345	$2,603,492

Liabilities
Debt (net of unamortized debt issuance costs of $12,340 and $7,147, respectively)	$1,341,893	$1,458,360
Interest payable	8,105	8,223
Payable for investments purchased	5,339	10,991
Unrealized depreciation on forward currency exchange contracts	18,944	22,614
Base management fee payable	6,584	6,289
Incentive fee payable	6,728	3,799
Accounts payable and accrued expenses	3,995	3,261
Distributions payable	21,951	21,951
Total Liabilities	1,413,539	1,535,488

Commitments and Contingencies

Net Assets
Preferred stock, $0.001 par value per share, 10,000,000,000 shares authorized, none issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	$-	$-
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 64,562,265 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	65	65
Paid in capital in excess of par value	1,166,453	1,166,453
Total distributable earnings (loss)	(88,712)	(98,514)
Total Net Assets	1,077,806	1,068,004
Total Liabilities and Total Net assets	$2,491,345	$2,603,492

Net asset value per share	$16.69	$16.54

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$40,893	$47,871
Dividend income	-	33
Other income	3,456	440
Total investment income from non-controlled/non-affiliate investments	44,349	48,344

Investment income from non-controlled/affiliate investments:
Interest from investments	1,809	-
Total investment income from non-controlled/affiliate investments	1,809	-

Investment income from controlled affiliate investments:
Interest from investments	1,637	772
Dividend income	2,036	2,380
Total investment income from controlled affiliate investments	3,673	3,152
Total investment income	49,831	51,496

Expenses
Interest and debt financing expenses	11,833	17,876
Base management fee	8,698	8,726
Incentive fee	6,728	-
Professional fees	959	970
Directors fees	171	175
Other general and administrative expenses	1,390	1,249
Total expenses before fee waivers	29,779	28,996
Base management fee waiver	(2,113)	-
Total expenses, net of fee waivers	27,666	28,996
Net investment income before taxes	22,165	22,500
Net investment income	22,165	22,500

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	18,413	(10,456)
Net realized gain (loss) on controlled affiliate investments	(3,237)	-
Net realized gain (loss) on foreign currency transactions	(3,026)	(415)
Net realized gain (loss) on forward currency exchange contracts	(3,292)	1,505
Net change in unrealized appreciation (depreciation) on foreign currency translation	386	(209)
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	4,577	13,121
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	(3,224)	(129,387)
Net change in unrealized appreciation (depreciation) on non-controlled/affiliate investments	(372)	-
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	(637)	(1,106)
Total net gains (losses)	9,588	(126,947)

Net increase (decrease) in net assets resulting from operations	$31,753	$(104,447)

Basic and diluted net investment income per common share	$0.34	$0.44
Basic and diluted increase (decrease) in net assets resulting from operations per common share	$0.49	$(2.02)
Basic and diluted weighted average common shares outstanding	64,562,265	51,649,812

See Notes to Consolidated Financial Statements

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through March 31, 2021, BCSF has invested approximately $4,196.8 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 803 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com